UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 10, 2008

YTB International, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-18412	20-2181181
(Commission File Number)	(IRS Employer Identification No.)

1901 East Edwardsville Road Wood River, Illinois	62095
(Address of Principal Executive Offices)	(Zip Code)

(618) 655-9477

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)           On December 10, 2008, Burt L. Saunders announced that he will resign from the Board of Directors of YTB International, Inc. (the “Company”), effective December 31, 2008.   In his resignation letter, Mr. Saunders acknowledged that he resigned from the Board to focus on his future duties as a legal consultant to the Company, effective January 1, 2009.  Under the terms of his consulting agreement with the Company, Mr. Saunders will devote approximately twenty hours per week to the Company to consult on legal related matters. The consulting agreement provides for monthly payments of $12,000 to Mr. Saunders and for the payment of rent, secretarial assistance, and other consulting related expenses.

The press release issued by the Company on December 12, 2008 announcing the resignation of Mr. Saunders is annexed as Exhibit 99.1 to this Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

No.	Description

99.1	Press Release dated December 12, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YTB INTERNATIONAL, INC.

Date: December 12, 2008	By:	/s/ John D. Clagg
Name: John D. Clagg
Title: Chief Financial Officer and Treasurer

EXHIBIT INDEX

No.	Description

99.1	Press Release dated December 12, 2008